                                                                    EXHIBIT 99.9

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                            NOTICE TO CASH EXERCISE
                             EMPLOYEE STOCK OPTION
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                            Asyst Technologies, Inc.
                                48761 Kato Road
                               Fremont, CA  94538
                 Tel:  (510) 661-5359    Fax:  (510) 661-5151
Employee Name                                   SSN:
             ---------------------------------       ---------------------------

Address
        ------------------------------------------------------------------------

Telephone (Hm)                          Telephone (Wk)
              -------------------------               --------------------------

   Grant No.           No. Shares Exercised           Exercise Date         Option Price/Share         Total Price
-------------     -----------------------------    -------------------   ------------------------  ---------------------

-------------     -----------------------------    -------------------   ------------------------  ---------------------

-------------     -----------------------------    -------------------   ------------------------  ---------------------

-------------     -----------------------------    -------------------   ------------------------  ---------------------

                                                                                         Total:   $
                                                                                                   ---------------------

       I authorize Asyst to issue the shares in the name of:

       Name & Telephone No. (or Broker*, Contact Name & Telephone No.)

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

       Address  (or Address of Broker*)

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

       Account Number (only if issued to Broker*)

       -------------------------------------------------------------------------

*Asyst utilizes two brokerage firms should you choose to have the certificate mailed or electronically sent to your personal account. The two firms are 1) Smith Barney and 2) Needham and Company. If you choose not to use either of the
                                                        ---
brokerage firms utilized by Asyst, a certificate in your name will be mailed to you.

Pursuant to the terms of the stock options(s) granted to me as identified above, I hereby elect to purchase the number of vested shares of common stock of Asyst Technologies, Inc., at the option price specified above. Payment for the full purchase price of the shares exercised PLUS an amount necessary to pay applicable taxes, if any, is enclosed. I also agree, that if this exercise relates to an incentive stock option, to notify you in writing within fifteen
(15) days after the date of any disposition of any shares of Common Stock issued upon exercise of this option that occurs within (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.



-----------------------------  -----------------------  ------------------------
Employee Signature               Social Security No.               Date


-----------------------------                           ------------------------
Stock Administrator Signature                                      Date


                                                     Form #644/FIN  (Rev. 11/97)

Smith Barney                                                            Asyst Technologies, Inc.
2775 Sand Hill Road,  Suite 120                                         48761 Kato Road
Menlo Park, CA  94025                                                   Fremont, CA  94538
Tel: (800)303-2012/(650)357-5206  Fax: (650) 357-5150                   Tel: (510) 661-5359  Fax: (510) 661-5151

No. of Shares Sold                     Price/Share $                   Date Sold
                   ------------------               -----------------

                    ELECTION TO PERFORM A CASHLESS EXERCISE
                     SAME-DAY-SALE OF EMPLOYEE STOCK OPTION

Employee Name                                   SSN:
             --------------------------------       ----------------------------
Address
        ------------------------------------------------------------------------
Telephone (Hm)                            Telephone (Wk)
              --------------------------                ------------------------

A.   INSTRUCTIONS TO ASYST TECHNOLOGIES, INC. ("ISSUER") FROM EMPLOYEE

   Grant No.               Grant Date            Plan (Qual/Non-Qualified)      Exer. Price/Share          Total Price
-------------     -----------------------------  -------------------------   ------------------------  ---------------------

-------------     -----------------------------  -------------------------   ------------------------  ---------------------

-------------     -----------------------------  -------------------------   ------------------------  ---------------------

                                                                              Total Due Company:      $
                                                                                                        --------------------

    I have directed Smith Barney to pay Asyst Technologies, Inc. the sum of $____________ to cover the exercise price plus an additional sum of $_________________ (if applicable) to cover federal and state income taxes, social security and medicare employment tax for a total of $__________.


I authorize Asyst to issue the shares in the name of:

Smith Barney    DTC #0418   Telephone No. (650) 357-5206  Fax No. (650) 357-5150
2775 Sand Hill Road
Suite 120
Menlo Park, CA  94025-7116    My Smith Barney Account No. is:
                                                             -------------------

Pursuant to the terms of the stock options(s) granted to me as identified above, I hereby elect to purchase the number of vested shares of common stock of Asyst Technologies, Inc., at the option price specified above. Payment for the full purchase price of the shares exercised PLUS an amount necessary to pay applicable taxes, if any, will be sent directly to Asyst by the selected Broker on the day of exercise and same-day-sale. I also agree, that if this exercise relates to an incentive stock option, to notify you in writing within fifteen
(15) days after the date of any disposition of any shares of Common Stock issued upon exercise of this option that occurs within (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.


--------------------------------             -------------------------
Employee Signature                                      Date


--------------------------------             -------------------------
Stock Administrator Signature                           Date

Smith Barney                                                            Asyst Technologies, Inc.
2775 Sand Hill Road,  Suite 120                                         48761 Kato Road
Menlo Park, CA  94025                                                   Fremont, CA  94538
Tel: (800)303-2012/(650)357-5206  Fax: (650) 357-5150                   Tel: (510) 661-5359  Fax: (510) 661-5151

B. INSTRUCTION TO SMITH BARNEY FROM EMPLOYEE

     1. Smith Barney is hereby authorized and directed to exercise my corporate stock options covering issuance of __________________________ shares (the "shares") of Asyst Technologies, Inc. (the "Issuer"). I authorize Smith Barney to pay from __________________ brokerage account the sum of $____________. I understand this payment on my behalf and the execution of any order to sell the shares are subject to the internal policies of Smith Barney, as well as with Regulation T as set forth by the Board of Governors of the Federal Reserve and with the rules of any applicable stock exchange, and any applicable securities laws and regulations.

     2. I authorize you to make any necessary inquiries of the Issuer and/or its counsel with respect to the salability of the shares.

     3. I understand that I will be charged interest on any debit balance in my account that may result from an advance of funds to the Issuer.


         ---------------------------------------------    ----------------------
                      (employee signature)                         (date)

C. "SHORT-SWING' PROFIT ACKNOWLEDGMENT BY ISSUER'S "AFFILIATE"

     1. I acknowledge that I am deemed an "affiliate" (generally classified as an officer, director, or 10% shareholder of the Issuer) of the Issuer as determined by Issuer's Counsel.

     2.  I acknowledge that I am aware of the following legal considerations:
         For an "affiliate" the exercise of the options and the sale of the securities within six months of the exercise, including the sale of securities in the event of a margin default, may create a "short-swing" profit liability. Even if I do not wish to sell the securities received upon exercise, any other sales of the Issuer's securities that may have been executed within the six months prior to exercise of these options may also result in a short-swing profit liability to me.



         ---------------------------------------------    ----------------------
                      (Affiliate signature)                      (date)

D. ISSUER'S ACKNOWLEDGMENT OF OPTION EXERCISE

     1. Asyst Technologies, Inc. acknowledges that it is in receipt of a valid option exercise certificate from ___________________________ (Employee) covering the exercise of _______________ shares of the Issuer's common stock (the "shares").

     2. In consideration of Smith Barney making a payment of $_______________ to Asyst Technologies, Inc. to cover the cost of exercise (including taxes, if any) of the Employee's option(s) to purchase the shares from the Issuer, the Issuer agrees and guarantees to deliver the shares registered in the name of Smith Barney to Smith Barney for the Employee's account within a reasonable number of business days of receipt of payment.

     3. The Issuer represents that the shares will be issued pursuant to an effective registration statement and that the shares will be free of any restrictive legend not required by law.

                                         Signature:
                                                   -----------------------------

                                         Name/Title:
                                                    ----------------------------

                                         Date:
                                              ----------------------------------
                                                      Form #645FIN  (Rev. 11/97)

                                      -2-